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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Rosenberg Rich Baker Berman & Co.

Rosenberg Rich Baker Certified Public Accountants	380 Foothill Rd. Box 6483 Bridgewater N.J. Telephone 702 735-5030

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 6, 2004, accompanying the audited financial statements of Ness Energy International, Inc. at December 31, 2003, and the related statements of operations, stockholders’ equity and cash flows and hereby consent to the incorporation of such report in a Registration Statement on Form S-8.

May 7, 2004

/s/Rosenberg Rich Baker Berman & Co.